UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2015

PREMIER BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54563	27-2635666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 31374
El Paso, Texas 79930

(Address of principal executive offices) (zip code)

(814) 786-8849

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On November 25, 2014, we entered into a Securities Purchase Agreement with Typenex Co-Investment, LLC, a Utah limited liability company, pursuant to which we sold to Typenex a 10% Convertible Promissory Note in the original principal amount of $86,500 (the “Note”). The Note has a maturity date of August 25, 2015, and was convertible after 6 months into our common stock at the lesser of (i) $0.18 per share, or (ii) 70% (the “Conversion Factor”) multiplied by the Market Price (as defined in the Note).

On March 5, 2015, we entered into an Amendment to the Note dated March 4, 2015 that revised the conversion terms to provide that, so long as no Event of Default (as defined in the Note) has occurred, the Conversion Price shall be not less than $0.0001 (the “Conversion Floor”) and that, upon the occurrence of an Event of Default, the Conversion Floor shall not apply to any future Conversions and shall be of no further force or effect.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 (1)	Securities Purchase Agreement dated November 25, 2014

10.2 (1)	Convertible Promissory Note dated November 25, 2014

10.3	Warrant to Purchase Shares of Common Stock dated November 25, 2014

10.4	Amendment dated March 4, 2015

_______________

(1) Incorporated by reference from our Current Report on Form 8-K dated December 1, 2014 and filed with the Commission on December 2, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: March 6, 2015	By:	/s/ William Hartman
	Name:	William Hartman
	Its:	President and Chief Executive Officer